UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On June 7, 2018, LiqTech International, Inc., a Nevada corporation (the “Company”), announced its Stockholders’ Equity as of March 31, 2018 and its pro forma Stockholders’ Equity as of March 31, 2018, giving effect to the closing of the Company’s underwritten public offering of 19,448,529 shares of its common stock at a price to the public of $0.34 per share on April 16, 2018 (the “Public Offering”) and the automatic conversion of 2,200,837 shares of Series A Convertible Preferred Stock into 8,803,348 shares of common stock on May 17, 2018 (the “Conversion”). The attached unaudited proforma condensed consolidated financial statements account for the Public Offering and the Conversion using the assumptions described in the notes therein, giving effect to the Public Offering and the Conversion as if each had occurred as of March 31, 2018. The proforma condensed consolidated financial statements should be read in conjunction with the separate consolidated financial statements and related notes thereto of the Company for the quarter ended March 31, 2018, which are attached to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Pro Forma	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: June 7, 2018	/s/ Soren Degn
Soren Degn
Chief Financial Officer